UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

RITHM PROPERTY TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36844	46-5211870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Broadway

New York, NY 10003

(Address of principal executive offices) (Zip Code)

212-850-7770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	RPT	New York Stock Exchange
9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RPT PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On March 7, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Rithm Property Trust Inc. (the “Company”) approved the decision to change its independent registered public accounting firm and dismissed Moss Adams LLP (“Moss Adams”) as its independent registered public accounting firm, effective immediately. The Audit Committee and the Board participated in and approved the decision to change the Company’s independent registered public accounting firm.

The audit report of Moss Adams on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 7, 2025, there were no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and the related instructions) between the Company and Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused Moss Adams to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided Moss Adams with a copy of the foregoing disclosures and has requested that Moss Adams furnish the Company with a letter addressed to the SEC stating whether Moss Adams agrees with the statements made by the Company set forth above. A copy of Moss Adams’s letter, dated March 12, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On March 10, 2025, following a thorough evaluation, the Audit Committee approved, and the Board affirmed, the engagement of Ernst & Young LLP (“EY”) as its new independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to completion of EY’s standard client acceptance process to be effective immediately. This decision was made pursuant to the authority of the Audit Committee as specified in its charter.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 10, 2025, neither the Company, nor any party on behalf of the Company, consulted with EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description.

16.1	Letter from Moss Adams LLP dated March 12, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rithm Property Trust Inc.

Dated: March 12, 2025	By:	/s/ Mary Doyle
	Name:	Mary Doyle
	Title:	Principal Financial Officer